                                                                    Exhibit 4.13

                           REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("Agreement"), dated as of 19 April 2001, is made by and among Weatherford U.K. Limited, a company incorporated in England and Wales (Reg No. 862925) and having its Registered Office at 16/17 South Quay, Great Yarmouth, Norfolk, NR30 2RA (the "Purchaser"), Weatherford International Inc, a Delaware corporation ("Company"), and those certain holders listed in the schedule annexed hereto (individually a "Holder" and collectively the "Holders"), who hereby agree as follows:

1. INTRODUCTION

     For purpose of this Agreement, the following terms shall have the meanings ascribed to them below.

     "Agreement"    shall mean this Registration Rights Agreement, as
                    amended, supplemented or otherwise modified from time to time;

     "best lawful
      efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible;

     "Common Stock" means the Company's common stock, par value
                    $1.00 per share;

     "Exchange Act" shall mean the United States Securities
                    Exchange Act of 1934, as amended, or any successor legislation thereto (including the rules and regulations promulgated thereunder);

     "Registrable
      Securities"   shall mean (a) the Shares and (b) any Common
                    Stock or other securities of the Company issued or issuable with respect to any of the Shares by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular
                    Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities may be sold under Rule 144(k), (ii) such securities shall have been transferred, new certificates not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iii) such securities shall have ceased to be outstanding;

     "Rule 144"     shall mean Rule 144 promulgated by the SEC
                    under the Securities Act, or any successor to such
                    rule;
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     "Rule 145"     shall mean Rule 145 promulgated by the SEC
                    under the Securities Act, or any successor to such rule;

     "Rule 158"     shall mean Rule 158 promulgated by the SEC
                    under the Securities Act, or any successor to such rule;

     "Sale and
      Purchase
      Agreement"    shall mean the Sale and
                    Purchase Agreement, dated 24 February 2001, among the Purchaser, the Company and the Holders;

     "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency thereto;

     "Securities
      Act" shall mean the United States Securities Act of 1933, as amended, or any successor legislation thereto (including the rules and regulations promulgated thereunder);

     "Shares" means the Common Stock issued to each Holder pursuant to the Sale and Purchase Agreement, including any Common Stock issued pursuant to Clause 9.3 thereof.

The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Sale and Purchase Agreement.

2.       SHELF REGISTRATION

     (a) On or prior to the date which is 15 business days after the date of this Agreement, the Company will file a "shelf" registration statement (the "Shelf Registration") on Form S-3 (or other appropriate form) pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted under that Act) with respect to dispositions of the Registrable Securities for resale in a non-underwritten offering having a period of distribution not to exceed two years from the date of this Agreement. The Company will use its best lawful efforts to cause the Shelf Registration to be declared effective as promptly as is practicable after such filing and, subject to subsections (c) and
          (d) below, will use its best lawful efforts to keep the Shelf Registration effective, supplemented and amended to the extent necessary to assure that it is available for sale of the Registrable Securities by the Holders thereof (and public resale of the Registrable Securities covered by the Shelf Registration) and that it conforms with the requirements of this Agreement, the Act, and the policies, rules and regulations of the SEC, in each case during the entire period (the "Shelf Registration Period") beginning on the date such Shelf Registration shall first be declared effective under the Securities Act (the "Shelf Effective Date") and ending on the Termination Date (as defined in Section 6).

     (b) Each Holder will, within 10 business days after the date of this Agreement, furnish the Company in writing any of the information specified in Items 507 and 508 of Regulation S-K under the Act, or any other information required by the Securities Act or the Rules of the SEC to be included in the Shelf Registration and will promptly furnish to the Company any such information upon the Company's request for inclusion in any new prospectus or prospectus supplement or post-effective amendment.

     (c) If during the Shelf Registration Period the Company believes that an event or events have occurred which, in the good faith opinion of the Company, require the filing of a new prospectus or prospectus supplement or post-effective amendment in order that the prospectus not contain any misstatement of a material fact or not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading (a "Corrective Filing"), then the Company shall promptly so notify the Holders (a "Material Event Notice"), and the Company shall prepare and file with the SEC and deliver to such Holders such Corrective Filing, as promptly as practicable but in any event within ten days after the date a Material Event Notice is given, except that the Company may delay such filing for such number of days, not to exceed 60, if the Company determines that (i) the public disclosure of any of the information requiring the Corrective Filing is impractical or would have a material adverse effect on the Company, or (ii) the filing of such Corrective Filing would have a significant disruptive effect on any material transaction then pending; provided that such delay shall not be longer than is reasonably required, in the Company's sole judgment, to avoid such material adverse effect or significant disruptive effect. In no event shall the aggregate number of days in which such delays are imposed exceed 60 days during any period of three consecutive calendar months. If any new prospectus or prospectus supplement or post-effective amendment is required in connection with the Shelf Registration other than a Corrective Filing (any such filing, other than a Corrective Filing, is herein called a "Routine Filing"), the Company will so notify the Holders in writing (a "Filing Notice") and shall prepare and file with the SEC and deliver to the Holders such Routine Filing as promptly as practicable but in any event within ten days after the date the Filing Notice is given. The Holders may make Sales of the Registrable Securities under the Shelf Registration during the Shelf Effective Period, but if the Holders have received a Material Event Notice or Filing Notice, Sales may not be made from the time such notice is so received until the date on which the Corrective Filing or Routine Filing, as the case may be, has been filed or if the Corrective Filing or Routine Filing is a post-effective amendment, the date the post-effective amendment has become effective under the Securities Act, of which the date the Company shall give prompt notice to the Holders.

     (d) Notwithstanding anything to the contrary contained in this Section 2, the Company shall be permitted, on written notice to the Holders, to suspend the period of sale or distribution of the Registrable Securities at any time:

               (i) during the period beginning ten days prior to, and ending on the date twenty days following, the effective date of a registration statement pertaining to an underwritten public offering of securities for the account of the Company; provided, however, that the Company shall have received written advice from the managing underwriter or underwriters that Sales of Registrable Securities under the Shelf Registration could reasonably be expected to adversely affect such offering;

               (ii) during a period, not to exceed twenty days, in which the
                    Company is in possession of material non-public information concerning it or its business and affairs, the public disclosure of which, in the good faith judgement of the Company, as certified in a certificate signed by the President or Chief Executive
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                     Officer of the Company and furnished to the Holders, would have a material adverse effect on the Company; or

               (iii) during a period not to exceed twenty days, if the Company is engaged in any material acquisition, transaction or disposition transaction that would, in the good faith judgement of the Company, as certified in a certificate signed by the President or Chief Executive Officer of the Company and furnished to the Holders, be significantly disrupted by a sale or distribution.

     (e) The Company's filing of a report under the Exchange Act that is incorporated by reference into the prospectus shall be considered to be a Corrective Filing if such filing eliminates the necessity of otherwise making a Corrective Filing.

     (f) The Company may give such stop transfer instructions as it shall deem reasonably necessary to prevent any sale of Registrable Securities under the Shelf Registration at any time when the Holders are not permitted to make such a sale, but the Company will be responsible for any losses, liabilities, damages, fines, costs and expenses (collectively, "Losses") sustained by the Holders by reason of any failure by the Company to lift any such instructions so as to permit the Holders to deliver Registrable Securities on a timely basis.

3.   REGISTRATION PROCEDURES

     Whenever the Holders have requested that any Holder's Shares be registered, or are otherwise entitled to have such shares registered, pursuant to this Agreement, and subject to Section 2, the Company will use its best lawful efforts to effect the registration of such Holder's Shares and pursuant thereto the Company will:

     (a) prepare and file with the SEC under the Securities Act a registration statement with respect to such Holder's Shares, and use its best lawful efforts to cause such registration statement to become effective and to remain effective as provided herein;

     (b) prepare and file with the SEC such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective during the Shelf Registration Period, if such registration statement is the Shelf Registration and otherwise for a period which is the earlier of (A) ninety days or (B) until the completion of the distribution under such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Holder's Shares such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as such seller may reasonably request in order to facilitate the disposition of such shares;

     (d) use its best lawful efforts to register or qualify such Holder's Shares under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Holder's Shares owned by such seller, provided that the Company will not be required to (i) qualify generally to
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          do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) notify each seller of Holder's Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when it becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable thereafter (but subject to Sections 2(c) and 2(d) in the case of the Shelf Registration), prepare in sufficient quantities a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holder's Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing;

     (f) subject to the execution of confidentiality agreements in a form satisfactory to the Company, make reasonably available for inspection by any seller of Holder's Shares, the Representative Counsel (as hereinafter defined) and any attorney, accountant or other agent retained by any such Representative Counsel, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, Representative Counsel, attorney, accountant or agent in connection with such registration statement to the extent such information is reasonably necessary to satisfy any of its obligations under applicable law;

     (g) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), such Holder will forthwith discontinue such Holder's disposition of Holder's Shares pursuant to the registration statement covering such Holder's shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e);

     (h) in connection with the preparation and review pursuant to this Agreement of any registration statement or prospectus or any amendments or supplements thereto, the Holders represent all of the Holders and will choose one counsel ("Representative Counsel") who shall represent all of the Holders and participate in the registration process on their behalf and will coordinate requests by sellers of Holders' Shares for information from the Company and act as liaison between such Holders or their individual counsel, accountants and agents and the Company; and

     (i) provide the Holders and Representative Counsel a reasonable opportunity to review and comment on any filing to be made in connection with any such registration, other than documents incorporated by reference in such registration statement.

     In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.

4.   REGISTRATION EXPENSES

     Whether or not any registration pursuant to this Agreement shall become effective, all expenses incident to the Company's performance of or compliance with this Agreement, including without
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     limitation all registration and filing fees, National Association of
     Securities Dealers' fees, fees and expenses of compliance with state securities or blue sky laws, printing and engraving expenses and fees and disbursements of counsel for the Company, the independent certified public accountants for the Company, underwriters (excluding discounts and commissions) and other persons retained by the Company and up to $10,000 of the fees and disbursements of Representative Counsel (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however, that each seller of Holder's Shares shall pay (A) any underwriting discounts and selling commissions applicable to such Holder's Shares sold by such Holders and (B) such Holder's pro rata share of all other fees and disbursements of counsel for the Holders (including those of the Representative Counsel exceeding $10,000).

5.   INDEMNIFICATION

     (a) Indemnification by the Company - The Company agrees to indemnify, with respect to any registration statement filed by it, to the fullest extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all Losses (including, without limitation, reasonable fees and expenses of legal counsel) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.

     (b) Indemnification by Holders - In connection with any registration statement in which a Holder is participating, each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any Losses (including, without limitation, reasonable fees and expenses of legal counsel) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information with respect to such Holder so furnished in writing by such Holder expressly for use therein and the Company does not know, at the time such information is included in the registration statement, prospectus, preliminary prospectus, amendment or supplement, that such information is false or misleading. Notwithstanding the foregoing, the liability of a Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the Holder's Shares.

     (c) Failure to Deliver Prospectus - A person that would otherwise be entitled to indemnification under subsection (a) or (b) and who was timely furnished a copy of the registration statement or prospectus or preliminary prospectus or any amendments or supplements thereto shall not be so entitled to the extent that the Losses would not have resulted but for such party's failure to deliver timely any of such documents that such party was legally obligated to deliver and, if the indemnified party is a Holder, that pertain to the Shelf Registration.

     (d) Conduct of Indemnification Proceedings - Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such person will claim indemnification pursuant to this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement thereof or of such involvement, as the case may be, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection. In the event that the indemnifying party elects to assume the defense of any action, proceeding or investigation, the indemnified party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at such indemnified party's expense unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the named parties to any such action, proceeding or investigation (including any impleaded parties) include an indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be a conflict of interest between such indemnified party and the indemnifying party in the conduct of the defense of such action, in which case, if such indemnified party notifies the indemnifying party, the indemnifying party shall not assume the defense of such an action, proceeding or investigation on such indemnified party's behalf, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties. The indemnifying party shall promptly pay, upon submission of invoices by the indemnified party, all expenses incurred by the indemnified party for which indemnification is provided, which payment shall be made to the person who submitted the invoice or, if the indemnified party submits evidence (reasonably satisfactory to the indemnifying party) that the indemnified party has paid such invoice, then to the indemnified party. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which written consent shall not be unreasonably withheld. No settlement of any action, proceeding or investigation involving any relief other than monetary payments (including without limitation injunctive relief or civil or criminal sanctions) shall be entered into without the written consent of both the indemnifying party and the indemnified party, with the right to provide or withhold such consent to be at each such party's sole discretion. No indemnifying party, in the defense of any such action, proceeding or investigation, shall, except with the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to the subject mater of such action, proceeding or investigation.

     (e) Contribution - If the indemnification provided for in this Section 5 is unavailable for reasons other than the express provisions of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such Loss and any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to the state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 5(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(e).

     (f) Indemnification and Contribution of Underwriters - In connection with any underwritten offering contemplated by this Agreement, the Company will agree to customary provisions for indemnification and contribution by the Company in respect of Losses of the underwriters.

     (g) Notwithstanding any other provision of this Section 5, no Holder shall be required to contribute any amount or make any payments under this Agreement which in the aggregate exceed the net proceeds from the sale of such Holder's Shares.

6.   MISCELLANEOUS

     (a) Termination - This Agreement and all rights, obligations and restrictions hereunder with respect to any Holder's Shares (except for the indemnification rights provided in Section 5 hereof which shall survive forever) will terminate (the "Termination Date") on such date when all of the Registrable Securities have ceased to be Registrable Securities pursuant to the definition of Registrable Securities contained in Section 1 of this Agreement.

     (b) Waivers - Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of Holders of all Registrable Securities.

     (c) Amendments - Except as otherwise provided herein, this Agreement may be amended only with the written consent of the Company and the Holders of all Registrable Securities.

     (d) Subsequent Holders of Holder's Shares - This Agreement shall not be assignable by the Holders; provided, however, that this Agreement shall not prohibit 3i Group from assigning its rights under this Agreement to affiliates to whom the 3i Group has transferred Registrable Securities, and this Agreement shall not prohibit members of the Suttie family who are Holders from assigning their respective rights under this Agreement to transferees of Registrable Securities who receive such Registrable Securities by gift, by will or through trusts.

     (e) Severability - Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

          Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (f) Counterparts - This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

     (g) Descriptive Headings - The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (h) Governing Law - All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Texas.

     (i) Notices - Unless otherwise provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been received (1) when delivered personally to the recipient,
          (2) on the fifth day after being mailed by certified or registered mail, return receipt requested and postage prepaid to the recipient, or (3) by telephone, when the recipient actually speaks with the caller, confirmed by telecopy or e-mail to the recipient. Such notices, demands and other communications will be sent to each of the Holders at their respective addresses, telephone numbers and e mail addresses and/or telecopy numbers on the books of the Company, and to the Company at the address, telephone number and e-mail address and/or telecopy number indicated below:


          If to the Company or Purchaser:-

          c/o Weatherford International, Inc.
          515 Post Oak Boulevard, Suite 600
          Houston, Texas 77027
          Telephone:  (713) 693-4178
          Telecopy: (713) 693 4484
          E-mail:  burt.martin @weatherford.com
          Attention:  Burt M. Martin, Vice President-Law

           with a copy to:
           Andrews & Kurth, L.L.P
           600 Travis, Suite 4200
           Houston, Texas 77002
           Telephone:  (713) 220-4358
           Telecopy: (713) 220 4285
           E-mail:  bjewell@akllp.com
           Attention: Robert V. Jewell

           or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (j) Benefit of Agreement - No person not a party to this Agreement shall have rights under this Agreement as third party beneficiary or otherwise.

     (k) Entire Agreement - This Agreement is the entire agreement between the Company, on the one hand, and the Holders, on the other hand, with respect to registration by the Company of securities issued by the Company.

     (1) Aircraft Carrier Release - The parties recognize that fundamental changes in the SEC's registration procedures may be made by adopted of the SEC's Aircraft Carrier Release in its current or any revised form. Should that occur, or should such changes otherwise occur, the parties will amend this Agreement in a reasonable manner so as to approximate as closely as possible the same access of the Holders to the public markets for their Registrable Securities without materially increasing any burden to the Company of providing that access.

     (m) Guarantee - All obligations of the Company under this Agreement are guaranteed by the Purchaser as a debtor bound jointly and severally with the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SIGNED for and on behalf of the                        /s/ D.A. Sedge
said WEATHERFORD U.K. LIMITED at                     ---------------------------
Aberdeen on 19th day of April 2001                                      Director
by Douglas Alan Sedge, a Director
of the Company before this
Witness:-




Witness: (Sign)     /s/R L Bruce
                  ---------------------------


Name: (PRINT)     Roderick Lawrence Bruce
                  ---------------------------
Address:          11 Walker Street
                  ---------------------------
                  Edinburgh

Occupation:       Solicitor
                  ---------------------------

SIGNED for and on behalf of the
said 3i GROUP PLC by Michael Colin             /s/ Michael Hill
Hill at Aberdeen on 19th day of             ---------------------------------
April 2001 as Attorney for 3i Group                                  Attorney
plc before this Witness:-





Witness: (Sign)     /s/ Roger A. Connan
                   -------------------------


Name: (PRINT)       Roger A. Connan
                    ------------------------

Address:            1 Golden Square, Aberdeen
                    ---------------------------


Occupation:         Solicitor
                    ------------------------

SIGNED for and on behalf of the
said IAN ALEXANDER SUTTIE TRUST by
Ian Alexander Suttie and P&W
Trustees (Aberdeen) Limited at                 /s/ Ian Alexander Suttie
Aberdeen on 19th day of April 2001           ----------------------------
before this Witness:-                        IAN ALEXANDER SUTTIE

Witness: (Sign)   /s/ Kenneth Stewart Gordon
                  --------------------------------

Name: (PRINT)        Kenneth Stewart Gordon
                     -----------------------------

Address:             6 Union Row, Aberdeen
                     -----------------------------

Occupation:          Solicitor
                     -----------------------------

                                                /s/ Sidney Barrie, Director
                                             ----------------------------------
                                               P&W TRUSTEES (ABERDEEN) LIMITED

SIGNED by SIDNEY BARRIE as Attorney
for the said DAVID ANDERSON SUTTIE       /s/  Sidney Barrie
at Aberdeen on 19th day of April       --------------------------------
2001 before this Witness:-                                SIDNEY BARRIE

                                      ATTORNEY FOR DAVID ANDERSON SUTTIE


Witness: (Sign)   /s/ Kenneth S. Gordon
                  ----------------------------

Name: (PRINT)     Kenneth Stewart Gordon
                  ----------------------------
Address:          6 Union Row
                  ----------------------------
                  Aberdeen
                  ----------------------------

Occupation:       Solicitor
                  ----------------------------

SIGNED by SIDNEY BARRIE as Attorney
for the said DOROTHY ELIZABETH                /s/ Sidney Barrie
SUTTIE at Aberdeen on 19th day of            ---------------------------------
April 2001 before this Witness:-                                 SYDNEY BARRIE

                                          ATTORNEY FOR DOROTHY ELIZABETH SUTTIE


Witness: (Sign)   /s/ Kenneth S. Gordon
                  ----------------------------

Name: (PRINT)     as above
                  ----------------------------

Address:
                  ----------------------------

Occupation:
                  ----------------------------

SIGNED by the said IAN ALEXANDER
SUTTIE at Aberdeen on 19th day of                  /s/ Ian Alexander Suttie
April 2001 before this Witness:-                 ----------------------------
                                                        IAN ALEXANDER SUTTIE



Witness: (Sign)   /s/ Kenneth S. Gordon
                  -----------------------------

Name: (PRINT)     as above
                  -----------------------------

Address:
                  -----------------------------

Occupation:
                  -----------------------------

SIGNED for and on behalf of the
said WEATHERFORD INTERNATIONAL,                 /s/ Doug A Sedge
INC. by their Attorney, DOUGLAS                -------------------------------
ALAN SEDGE at Aberdeen on 19th day             Officer / Authorised Signatory
of April 2001 before this Witness:-


Witness: (Sign)   /s/ R L Bruce
                 -----------------------------
Name: (PRINT)     Roderick Lawrence Bruce
                 -----------------------------
Address:          11 Walker Street
                 -----------------------------

                     Edinburgh

Occupation:       Solicitor
                 -----------------------------

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING REGISTRATION RIGHTS AGREEMENT AMONG WEATHERFORD U.K. LIMITED, WEATHERFORD INTERNATIONAL, INC. AND THE UNDERNOTED HOLDERS

                                     HOLDERS

       3i Group plc
       91 Waterloo Road
       London  SE1 8XP

       David A. Suttie
       32 Queens Drive
       Aberdeen, AB15 9FF

       Dorothy E. Suttie
       Parklea, North Deeside Road
       Aberdeen, AB15 9PB

       Ian Alexander Suttie
       Parklea, North Deeside Road
       Aberdeen, AB15 9PB

       Ian Suttie Trust
       Parklea, North Deeside Road
       Aberdeen, AB15 9PB